PERKIN ELMER                                      NEWS RELEASE

Contacts: Investors:
          Edward Bloch
          (203) 761-5248

          Media:
          Merle Spiegel
          (203) 761-5292

                                                For Immediate Release



            PERKIN-ELMER ANNOUNCES PROPOSED DISTRIBUTION
                  OF CELERA GENOMICS TARGETED STOCK

NORWALK, CT, September 23, 1998 - The Perkin-Elmer Corporation (NYSE:PKN) announced today that, subject to shareholder and final Board approval, it plans to distribute a new class of common stock intended to track the separate performance of the Company's newly created Celera Genomics business unit which is focused on the discovery and distribution of genomic information. Perkin-Elmer's common stock would continue to reflect the performance of the Company's existing business, which is primarily focused on the supply of products and services to life science research and related applications. The plan will be implemented through a tax-free stock distribution that allows current shareholders to continue holding the same level of economic interest in the Company.

"This plan reaffirms our commitment to creating maximum value for our shareholders," commented Tony L. White, chairman, president and CEO of Perkin-Elmer. "Following three years of highly focused investments in life science technology, our PE Biosystems Division is now the preeminent supplier of products and services that have enabled the biotechnology revolution. As we take the next logical step of entering the information side of the life science business, we are pursuing a financial and operating structure that will allow the newly created Celera Genomics to grow as quickly as possible, while taking advantage of its strategic partnership with PE Biosystems. After reviewing the various alternative operating structures, our Board determined that the targeted stock approach is optimal for our particular situation."

Celera Genomics was formed through an alliance between Perkin-Elmer and Dr. J. Craig Venter, formerly president of The Institute for Genomic Research (TIGR). Its mission is to become the definitive source for genomic and related biomedical information. Celera's plans include:
1) sequencing of the complete human genome during the next three years; 2) discovering new genes and regulatory sequences that could comprise new drug targets; and 3) elucidating human genetic variation and its association with disease susceptibility and treatment response. Celera plans to create commercial value through the license or sale of databases, knowledge-bases, proprietary drug targets and genetic markers, and related partnership services.

Perkin-Elmer believes that a targeted stock structure can unlock numerous benefits for shareholders, achieving the following important objectives:



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


Facilitate both autonomy and synergy. The structure allows each business to optimize its own identity, business strategy, financial model, and culture while also capitalizing on synergies with its sister division.

Accommodate investor interests. The structure is designed to serve the interests of investors by providing separate investment vehicles for the Company's different businesses, particularly to the extent those businesses have different characteristics and goals with respect to timing, growth, risks, and financial requirements. Tracking these businesses separately can result in a better appreciation of the value of each segment.

Commercialize technology more rapidly. This structure allow for technology sharing between the two business units. This should allow for the shortest path to commercialization, either into instrument systems and reagents through PE Biosystems, or into information and related services through Celera Genomics.

Acquisition currencies. The Company would have available two different equity securities for issuance in connection with any potential acquisitions.

Focused management incentives: Targeted stock and options can be used as performance incentives that are aligned with the financial returns of each segment.

Maintain financial benefits of single organization. This financial structure allows the Company to preserve the benefits of tax consolidation, credit availability, and strategic management of a single corporation.

The Company stressed that this structure, which offers financial flexibility, was not chosen as a mechanism to raise capital.
Currently, Perkin-Elmer intends to fund Celera Genomics internally and has no plan to sell equity interests to the public.

Reflecting on this program, Mr. White stated, "We want to remain a consolidated corporate entity because we believe that is the best way to execute our long-term strategy. At the same time, we think the targeted stock structure will unlock the value of Celera Genomics that is not reflected in Perkin-Elmer's stock price. In addition, while Celera will use much of Perkin-Elmer's technology, it is a substantially new and different business model and at a much earlier stage of development than our existing business. Because of this difference and early-stage nature, targeted stock is well suited to focus on this exciting new venture. We believe this structure will also allow us to sustain the growth and profitability, and resulting value, created by our operating business, driven by the exciting prospects for PE Biosystems. Also, by not raising added capital through the issuance of targeted stock, we will preserve the full value potential from Celera for our existing shareholders."

Subject to Board approval, the Company is preparing to file a preliminary proxy statement with the U.S. Securities and Exchange
Commission. Shareholders would be asked to approve the plan at a special meeting planned for early 1999. If the plan is approved, the new stock would begin trading shortly thereafter.



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


The Perkin-Elmer Corporation currently comprises three operating divisions. The PE Biosystems Division, with sales of $922 million during fiscal 1998, supplies instrument systems, reagents, and related services to the life science industry and research community. The Analytical Instruments Division, which was the subject of a recent announcement regarding an analysis of strategic alternatives, had sales of $609 million during fiscal 1998 and is a leader in supplying a broad range of instruments to the pharmaceutical, environmental, food, petrochemical, and related industries. If not sold or spun off, the Analytical Instruments Division would continue to be reflected in Perkin-Elmer's common stock. Celera Genomics, a newly formed business unit, intends to become the definitive source of genomic and related medical information. Headquartered in Connecticut, Perkin-Elmer had revenues of more than $1.5 billion in fiscal 1998 and employs more than 7,000 people worldwide.
Information about Perkin-Elmer is available on the World Wide Web at http://www.perkin-elmer.com or by phoning (800) 762-6923.

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential," among others. These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's businesses include but are not limited to (1) complexity and uncertainty regarding the development of new high-technology products; (2) loss of market share through competition; (3) introduction of competing products or technologies by other companies; (4) pricing pressures from competitors and/or customers; (5) changes in the life science or analytical instrument industries; (6) changes in the pharmaceutical, environmental, research, or chemical markets; (7) variable government funding in key geographical regions; (8) the Company's ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (9) the loss of key employees; (10) fluctuations in foreign currency exchange rates; (11) the development of new sequencing strategies and the commercialization of information derived from sequencing operations; and (12) other factors that might be described from time to time in Perkin-Elmer's filings with the Securities and Exchange Commission.

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